Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

CompuCredit Holdings Corporation
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-159456), and Form S-8 (No. 333-150988-99, 333-117960-99, 333-117959-99, 333-62012-99 and 333-78409-99) of CompuCredit Holdings Corporation of our report dated March 5, 2010, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
Atlanta, Georgia
March 5, 2010